Exhibit 99.1

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Conference Call Transcript

SVM - ServiceMaster Reaches Agreement to Be Acquired by Clayton, Dubilier & Rice

Event Date/Time: Mar. 19. 2007 / 10:00AM ET

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CORPORATE PARTICIPANTS

 Marty Ketelaar

 The ServiceMaster Company - Vice President, Investor Relations

 J. Patrick Spainhour
 The ServiceMaster Company - Chairman, CEO

 Ernest Mrozek

 The ServiceMaster Company - Vice Chairman, CFO

CONFERENCE CALL PARTICIPANTS

 Sam Darkatsh

 Raymond James - Analyst

 Philip Olesen

 UBS - Analyst

 Elan Sander

 Jefferies Asset Management - Analyst

 Brian Lombardi

 Dolphin - Analyst

 Edward Russell

 New York Life Investment Management - Analyst

 Matt Zelt

 First Capital Online - Analyst

 Bob Coleman

 Garnder Russo - Analyst

 PRESENTATION

Operator

 Welcome to the ServiceMaster conference call. [OPERATOR INSTRUCTIONS]. I would now like to turn the conference over to Marty Ketelaar. Please go ahead, sir.

 Marty Ketelaar  — The ServiceMaster Company - Vice President, Investor Relations

 Good morning, everyone. And thank you for joining us. I’m Marty Ketelaar, Vice President of Investor Relations for ServiceMaster. With me today is our Chairman and CEO, Pat Spainhour, and our Vice Chairman and CFO, Ernie Mrozek.

This morning we will be discussing today’s announcement that ServiceMaster has entered into a definitive merger agreement to be acquired by an investment group led by Clayton, Dubilier & Rice Incorporated. We will begin today’s call with an overview of the transaction. Next, we will explain why this transaction is in the best interest of our stockholders and why we believe this is the appropriate decision for ServiceMaster at this time. After Pat and Ernie conclude the remarks, we’ll do our best to answer your questions about the transaction.

Before I turn the call over to Pat, I’d like to remind everyone that throughout today’s call, we may make statements about the expected timing, completion, and effects of the proposed acquisition of ServiceMaster which may contain forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties that may cause actual results to differ materially from those statements. For a description of risk factors that could cause actual results to differ materially from those forward-looking statements, please review today’s press release and other reports filed with the SEC including our latest 10K and 10Q filings.

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In connection with the proposed merger, the Company will prepare a proxy statement to be filed with the Securities and Exchange Commission and when completed, a definitive proxy statement will be mailed to shareholders of record of the Company. Before making any voting decision, shareholders are urged to read the proxy statement regarding the merger carefully in its entirety because it will contain important information about the proposed merger.

Now I’ll turn the call over to Pat Spainhour.

 J. Patrick Spainhour  — The ServiceMaster Company - Chairman, CEO

 Thank you, Marty, and welcome to the call on this extraordinary day at ServiceMaster.

As most of you know by now, we’ve entered into a definitive merger agreement to be acquired by an investment group led by Clayton, Dubilier & Rice for a total enterprise value of $5.5 billion including the assumption of existing ServiceMaster debt. Stockholders will receive $15.625 in cash for each outstanding ServiceMaster share. ServiceMaster’s board of directors has approved the merger agreement and recommends approval of the transaction by our stockholders.

First, let me say that today’s announcement is about stockholder value creation. With the assistance of management and financial advisors, the ServiceMaster board of directors conducted a thorough and comprehensive review of strategic alternatives available to the Company. Following the November 28 public announcement of the board’s intention to explore strategic alternatives, every major party including both strategic and financial companies was invited into the process.   Management stayed completely independent of any particular party throughout the process.

Ultimately, CD&R placed the highest value on ServiceMaster shares. We believe that the $15.625 price per share allows existing shareholders to realize excellent value for the current investment in the Company.

Going forward, this transaction will have significant long-term benefits to our business. CD&R is a group of knowledgeable investors with solid experience in multiple location service businesses. Their plan is to work with the ServiceMaster team to accelerate growth in each business unit while maintaining a strong emphasis on the core values that have been the foundation of the Company.

CD&R has announced that George Tamke, former CEO of Emerson Electric and a seven year CD&R veteran will become chairman of the board of directors and be their lead operating partner once the transaction is completed. George previously served as the lead operating partner for CD&R’s investments in Kinko’s, Culligan, and Hertz.

We believe that CD&R can help us take advantage of our leading positions in our healthy and growing markets. Working with CD&R will provide us the ability to pursue and accelerate our key strategic initiatives without being encumbered by quarterly earnings pressures that often influence the timing of investments and actions. In order to realize our long-term potential, CD&R plans to make significant investments in all of our business units. They want to accelerate our plans and strategies to build better, longer lasting customers relationships, to strengthen our team, putting associates into positions where they can be at their best and to redefine the market by accelerating innovation and integration.

For our customers, this means consistent high quality service now and more choice and innovation in the future. For our associates, stronger growth means more exciting jobs and career opportunities in the future. As I said at our investors conference last November, it is indeed a new day at ServiceMaster.

Now I’d like to turn over the call to Ernie to take you through some of the additional details on today’s news.

 Ernest Mrozek  — The ServiceMaster Company - Vice Chairman, CFO

 Well, thanks, Pat, and hello again, everybody. I’d like to take the next few minutes to take you through some of the specific terms of the transaction.

As Pat has said, our board has concluded a full and comprehensive review of all strategic alternatives that were available to the Company and they’ve concluded that this transaction is in the best interest of our shareholders. Under the terms of the agreement, ServiceMaster shareholders will receive $15.625 in cash for each outstanding ServiceMaster share. That represents a premium of approximately 16% over our closing price last Friday but a premium of approximately 31% over our closing price of $11.90 on November 27, 2006 and that was the last trading day before our public announcement that the board would explore strategic alternatives.

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Two of the largest and most highly regarded investment banking firms, Morgan Stanley and Goldman Sachs, acted as our financial advisors. Both of these firms, as well as Greenhill and Company, another independent and very highly regarded firm, provided fairness opinions to our board.

Completion of the transaction is contingent upon customary closing conditions including the approval of a majority of ServiceMaster’s outstanding shares as well as regulatory approvals. Stockholders will be asked to vote on the proposed merger at a special meeting which we currently expect will be held either late in the second quarter or early in the third quarter.

Equity financing has been committed by funds managed by CD&R, Bank of America Capital Partners, Citigroup Private Equity, and JPMorgan Ventures. The new debt financing has been committed by Bank of America, Citigroup, and JPMorgan Chase Bank. We expect the post-merger capital structure to be approximately 25% equity and 75% debt but as you would expect, the final details of the structure will not be known until a little later in this process.

Working with CD&R, we’re confident in our ability to accelerate our strategies and achieve the long-term growth goals we outlined for you last November. Those included accelerating our direct marketing campaigns, expanding our program of lawn quality audits at TruGreen, launching our innovative termite inspection and protection plan at Terminix, continuing to make the technology investments that will improve the customer experience as well as the effectiveness and the efficiency of our associates and providing better training for our managers and field operators to improve both customer and associate retention. All of these are important drivers of long-term growth and all of them will require time and investments to fully materialize. CD&R plans to invest in each of our business units to accelerate their key strategic initiatives and growth plans that are already in place.

This is indeed a historic day for ServiceMaster and at this point I’ll turn it back to the operator to take some of your questions.

 QUESTION AND ANSWER

Operator

 Thank you. [OPERATOR INSTRUCTIONS]. One moment for the first question. The first question, coming from the line of Sam Darkatsh with Raymond James. Please go ahead.

 Sam Darkatsh  — Raymond James - Analyst

 Good morning. Good morning, Ernie. Can you hear me okay?

 Ernest Mrozek  — The ServiceMaster Company - Vice Chairman, CFO

 Yes, Sam. We can.

 Sam Darkatsh  — Raymond James - Analyst

 Terrific. This will probably be in the proxy statement, but just curious as to how many bidders were in the late stage and whether any of them were strategic.

 Ernest Mrozek  — The ServiceMaster Company - Vice Chairman, CFO

 You’re right, Sam. That will be in the proxy statement. As we’ve said, it was a thorough and robust process.

 Sam Darkatsh  — Raymond James - Analyst

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Okay. The breakup fee and or is there — and separately does the new ownership anticipate keeping the Company intact? Or ultimately will there be some sort of exploration as to — as to breaking up into pieces?

 Ernest Mrozek  — The ServiceMaster Company - Vice Chairman, CFO

 Details regarding the breakup fee, Sam, will be in the merger agreement. We expect to file that by tomorrow, Tuesday. I’m sorry, I forgot the second part of your question.

 J. Patrick Spainhour  — The ServiceMaster Company - Chairman, CEO

 The second part was about is there any possibility of any of the portfolio being changed and definitely not. The plans that were presented and on the basis of what CD&R has made their bid of which the board unanimously accepted is a continuation of the portfolio and all the initiatives that we discussed at our investors conference on the 28th of November last year.

 Sam Darkatsh  — Raymond James - Analyst

 I noticed that management will be retained. Was there any management contribution in terms of equity, in terms of sponsor equity?

 J. Patrick Spainhour  — The ServiceMaster Company - Chairman, CEO

 Sam, as we’ve stated, management stayed independent of any particular party throughout the entire process to ensure a firm and fair playing field. So, I know it entails —

 Sam Darkatsh  — Raymond James - Analyst

 But management’s being retained though, correct? Management is being retained by CD&R?

 J. Patrick Spainhour  — The ServiceMaster Company - Chairman, CEO

 There’s a lot of things we can’t answer today, Sam, relative to what’s going to happen going forward, but it was announced in the press release that I will continue as CEO and the entire management team at CD&R has expressed it’s critical to the success of the ongoing operation.

 Sam Darkatsh  — Raymond James - Analyst

 So, which of the key employees besides yourself, Pat, will be retained to the best of your knowledge at this point?

 J. Patrick Spainhour  — The ServiceMaster Company - Chairman, CEO

 To the best of my knowledge at this point is we’re going to run with the organization that we have right now.

 Sam Darkatsh  — Raymond James - Analyst

 Okay. And then the proxy statements will be mailed? Does the vote come about 30 days after the proxies are mailed? Or how does that timeline work, Ernie?

 Ernest Mrozek  — The ServiceMaster Company - Vice Chairman, CFO

 We’ve got a — first we have to of course prepare them and file regulatory approvals and give the SEC a chance to review it if they chose to do so and then we would expect the shareholders meeting to be shortly — scheduled shortly after that process is completed subject to the normal waiting

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periods to allow the shareholders time to fully review and contemplate the transaction. As I said before, we would expect that meeting late second quarter, early third quarter.

 Sam Darkatsh  — Raymond James - Analyst

 And last question, did I hear you correctly that the post deal will be about 25% equity and 75% debt?

 Ernest Mrozek  — The ServiceMaster Company - Vice Chairman, CFO

 Yes.

 Sam Darkatsh  — Raymond James - Analyst

 Does my math hold that that comes to maybe 8.5 times EBITDA in terms of the — in terms of the debt capacity, in terms of the leverage? Is that about right?

 Ernest Mrozek  — The ServiceMaster Company - Vice Chairman, CFO

 It obviously depends which year you use. It’s a little higher than that.

 Sam Darkatsh  — Raymond James - Analyst

 Okay. Thank you much.

Operator

 Thank you. The following question coming from the line of Philip Olesen with UBS. Please proceed.

 Philip Olesen  — UBS - Analyst

 Yes. Thanks for taking my questions. Two quick ones actually. First, could you just provide a little bit of details in terms of the committed bank financing, specifically the maturity and structure and secondly, what will happen with the existing ServiceMaster debt?

 Ernest Mrozek  — The ServiceMaster Company - Vice Chairman, CFO

 Yes. Those are the types of details that are customarily provided in the proxy statement and we would refer you to that document for the details once it becomes available.

 Philip Olesen  — UBS - Analyst

 Okay. So, at this point, really no additional information with respect to the committed financing?

 Ernest Mrozek  — The ServiceMaster Company - Vice Chairman, CFO

 Right.

 Philip Olesen  — UBS - Analyst

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Alright. Thank you.

Operator

 Thank you. [OPERATOR INSTRUCTIONS]. And the following question, coming from the line of Elan Sander with Jefferies Asset Management. Please proceed.

 Elan Sander  — Jefferies Asset Management - Analyst

 Thank you. Another question about financing. Do you anticipate a marketing period being held and if so, how long would it take?

 J. Patrick Spainhour  — The ServiceMaster Company - Chairman, CEO

 Can’t speculate on that. I don’t see anything happening that wouldn’t be customary but, again, the details of all of that will be provided in the documents once they’re disseminated.

 Elan Sander  — Jefferies Asset Management - Analyst

 Excellent. Thank you.

Operator

 Thank you. And the following question coming from the line of Jeremy [Kozic] with Dolphin. Please proceed.

 Brian Lombardi  — Dolphin - Analyst

 Good morning. Hi. This is Brian Lombardi with Dolphin. Am I to understand you correctly that there is no financing conditions for this?

 Ernest Mrozek  — The ServiceMaster Company - Vice Chairman, CFO

 I’m sorry?

 Brian Lombardi  — Dolphin - Analyst

 I didn’t hear a financing or the conditions of the deal but I might have missed it.

 Ernest Mrozek  — The ServiceMaster Company - Vice Chairman, CFO

 There is — there are firm commitments on the financing. We did not provide details of the financing, but there are no contingencies.

 Brian Lombardi  — Dolphin - Analyst

 Okay. So, I would assume that there is some sort of a reverse breakup fee. I think I’ll have to wait till tomorrow to read it.

 Ernest Mrozek  — The ServiceMaster Company - Vice Chairman, CFO

 Again, the details of that are going to be — of that particular item will be included in the merger agreement. That will be - we expect to file tomorrow.

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 BRIAN LOMBARDI  — DOLPHIN - ANALYST

 Okay. Thank you.

Operator

 Thank you. [OPERATOR INSTRUCTIONS]. The following question coming from the line of Edward Russell, New York Life Investment Management. Please proceed.

 Edward Russell  — New York Life Investment Management - Analyst

 I guess, in approving this merger, based on, I guess, best interests of its shareholders, is the board considering all of its stakeholders in its decision making process or just its shareholders? Specifically pertaining to its debt holders.

 Ernest Mrozek  — The ServiceMaster Company - Vice Chairman, CFO

 Well, as you know, as I said, the board is recommending this for approval by our shareholders. The shareholders will vote and if a majority of affirmative votes is received, the deal will be approved. There are a number of factors that the board considered in reaching its conclusion and those will be provided in the definitive proxy statement.

 Edward Russell  — New York Life Investment Management - Analyst

 Thank you.

Operator

 Thank you. The following question coming from the line of Matt [Zelt] with First Capital Online. Please proceed.

 Matt Zelt  — First Capital Online - Analyst

 Is there a no shop clause? Is there a no shop clause?

 Ernest Mrozek  — The ServiceMaster Company - Vice Chairman, CFO

 Again, guys, some of these detailed terms, you’re just going to have to wait till tomorrow because we could be here all day talking about the specific terms. All of that information will be provided in the merger agreement that’s filed tomorrow. The board has obviously retained its ability to fulfill its fiduciary responsibilities.

Operator

 Thank you. The following question coming from the line of Bob Coleman with Gardner Russo. Please proceed.

 Bob Coleman  — Garnder Russo - Analyst

 Yes. Good morning. Thank you. What is the expected ongoing cost savings by being within a private equity group pertaining to Sarbanes-Oxley and other and not pertaining to the overall debt?

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 Ernest Mrozek  — The ServiceMaster Company - Vice Chairman, CFO

 We do expect some cost savings in connection with that as well as the relocation of our headquarters to Memphis. We have not publicly announced or disclosed those savings. They’re still in the process of being determined. But clearly there are some savings that we would expect to materialize.

 Bob Coleman  — Garnder Russo - Analyst

 Okay. Thank you very much.

Operator

 Thank you. Sir, we have no questions at this time. I would now turn the call back to you.

 J. Patrick Spainhour  — The ServiceMaster Company - Chairman, CEO

 Thanks a lot. We appreciate your interest in being on the call today and as we’ve pointed out the merger agreement will come out tomorrow and the proxy probably early April, along that timing. But - and all the information, the questions we couldn’t answer should be answered in those documents. Again, thank you very much for being on the call.

Operator

 Thank you. Ladies and gentlemen, that does conclude our call for today. We thank you for your participation and ask that you please disconnect your line.

Where You Can Find Additional Information

ServiceMaster will file with the Securities and Exchange Commission (the “SEC”), and furnish to its stockholders, a proxy statement soliciting proxies for the meeting of its stockholders to be called with respect to the acquisition of ServiceMaster by Clayton, Dubilier & Rice, Inc. and its co-investors.

SERVICEMASTER STOCKHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT IS FINALIZED AND DISTRIBUTED TO THEM BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION.

ServiceMaster stockholders and other interested parties will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov.  ServiceMaster stockholders and other interested parties will also be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents by directing a request by mail or telephone to The ServiceMaster Company, 3250 Lacey Road, Suite 600, Downers Grove, Illinois 60515, Attention: Corporate Secretary, telephone: 630-663-2000, or from ServiceMaster’s website, www.svm.com.

ServiceMaster and certain of its directors, executive officers and other members of management and employees may, under SEC rules, be deemed to be “participants” in the solicitation of proxies from stockholders of ServiceMaster with respect to the proposed acquisition.  Information regarding the persons who may be considered “participants” in the solicitation of proxies will be set forth in ServiceMaster’s proxy statement relating to the proposed acquisition when it is filed with the SEC.  Information regarding certain of these persons and their beneficial ownership of ServiceMaster common stock as of March 8, 2006 is also set forth in ServiceMaster’s proxy statement for its 2006 Annual Meeting of Stockholders, which was filed with the SEC on March 20, 2006.